Exhibit 10.26

NEWPAGE HOLDINGS INC.
2012 LONG-TERM INCENTIVE PLAN
AMENDMENT NO. 1

This amendment (“Amendment”) to the 2012 Long-Term Incentive Plan (“LTIP”) of NewPage Holdings Inc. (“NewPage”) is made as of November 11, 2013 as follows:

(1)
Section 15.4 (Tax Withholding) of the LTIP is amended by adding the following sentence at the end: “The Company may pay cash to a director Participant from Common Stock withheld on vesting and/or exercise in an amount equal to the taxes due on vesting and/or exercise (whether required or not) for remittance by the director Participant to the proper taxing authorities.”

Date: February 7, 2014	NEWPAGE HOLDINGS INC.

By: /s/ George F. Martin
George F. Martin
President and Chief Executive Officer